Exhibit 10.2

INTERIM CONVERTIBLE NOTE

Issuer: Drugs Made in America Acquisition Corp. I

Principal Amount: $100,000

Date: March 23, 2026

1. Purpose

This Interim Convertible Note represents bridge financing provided by the Investor to cover accounting, audit, Nasdaq compliance, legal, and regulatory reporting expenses required for the Company to remain compliant and to advance the contemplated transaction and extension process.

2. Relationship to Main Financing

This Note serves as the initial funding component of the proposed financing arrangement between BV Advisory Partners, LLC and/or affiliates, and Drugs Made in America Acquisition Corp. I, and shall be credited toward the broader commitment of up to $500,000 contemplated by the parties under the Definitive Interim Investment and Sponsor Transition Agreement dated March 23, 2026.

3. Funding and Deposit

The principal amount of this Note shall be funded by wire transfer to the IOLA account of Thomas J. McCabe, Attorney at Law, for the benefit of the Company, as follows:

Account Name: Thomas J. McCabe, Attorney at Law IOLA

Bank Name: TD Bank, N.A.

Branch: Long Beach Road

Bank Address: Oceanside, New York

ABA / Routing Number: 026013673 Account Number: 4361730611

Reference / Memo: BV Advisory Partners, LLC – DMAA I Interim Funding

This Note shall become effective upon credit of funds to such account or to any successor account designated in writing by the Company or The McCabe Law Firm, P.C. for the Company’s benefit.

4. Use of Proceeds

Proceeds of this Note shall be used exclusively for accounting, audit, Nasdaq compliance, legal, proxy, extension, and other regulatory and transaction-related expenses of the Company.

5. Conversion

Conversion shall occur solely at the discretion of the lender after completion of the Company’s business combination transaction.

In the event of such occurrence, the outstanding principal amount may be converted into shares or equivalent equity interests of the post-merger combined entity at a price reflecting a thirty-five percent (35%) discount to the market value of such securities at the time of conversion.

6. No Claim Against Trust Account

This Note shall not constitute, and the Investor expressly acknowledges that it does not create, any claim against the Company’s trust account. Repayment, conversion, or other treatment of this Note shall be independent of the trust account and subject only to the terms agreed between the parties.

7. Maturity

This Note shall mature six (6) months from the date of issuance, unless earlier converted, repaid, or credited toward definitive financing documentation between the parties.

8. Governing Law and Jurisdiction

This Note shall be governed by the laws of the Cayman Islands.

For enforcement and dispute resolution, the courts of the State of New York or the State of New Jersey, USA, shall have jurisdiction. The parties acknowledge that Cayman Islands corporate law principles shall apply where relevant to corporate matters of the Issuer.

9. Binding Effect

This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Signatures

Investor

BV Advisory Partners, LLC

By:	/s/ Keith Barksdale
Name:	Keith Barksdale
Title:	Managing Member
Date:	March 23, 2026

Drugs Made in America Acquisition Corp.

By:	/s/ Roger E. Bendelac
Name:	Roger E. Bendelac
Title:	Chief Executive Officer
Date:	03/23/2026